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                                                                    EXHIBIT 16.1

March 4, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Commissioners:

We have read the section titled "Change in Independent Accountants" of the Registration Statement of Micrus Corporation on Form S-1 to be filed on or about March 4, 2005 and we agree with the statements made therein except we have no basis to agree or disagree with the other statements made in the last sentence of the first paragraph of such section.

Yours truly,

/s/ DELOITTE & TOUCHE LLP